Exhibit 99.CONSENT

EXHIBIT (c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-283796) of Invesco Municipal Income Opportunities Trust of our report dated April 23, 2025, relating to the financial statements and financial highlights, which appears in this Form N-CSR.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 23, 2025